SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           FOR ANNUAL MEETING FOR FISCAL YEAR ENDED DECEMBER 31, 1999

Filed by the Registrant                          [ X ]
Filed by a Party other than the Registrant       [   ]

Check the appropriate box:
         [    ]   Preliminary Proxy Statement
         [    ]   Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ X ]    Definitive Proxy Statement
         [    ]   Definitive Additional Materials
         [    ]   Soliciting Material Pursuant to ss.240.14a-11(c) or
                  ss.240.14a-12

                              CENTURY CASINOS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              Century Casinos, Inc.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.(1)
         4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
[  ]     Fee paid with preliminary materials.

[    ]   Check box if any part  of the  fee is offset as  provided  by  Exchange
         Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                              CENTURY CASINOS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the Annual Meeting of Stockholders of Century Casinos, Inc. (the "Company"), a Delaware corporation, will be convened at 8:00 a.m., Mountain Standard Time, on Tuesday, December 14, 1999, at Womacks/Legends Casino, 200-220 East Bennett Avenue, Cripple Creek, Colorado, for the following purposes:

         1.       To elect two Class II directors to the Board of Directors;

         2. To consider and act upon a proposal to amend, at the election of the Board of Directors (which election would be available to the Board until June 30, 2000), Article FOURTH of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock on a ratio not to exceed one for 20;

         3. To consider and vote upon a proposal to increase the shares reserved for issuance under the Employees' Equity Incentive Plan from 3,500,000 to 4,500,000;

         4. To consider and vote upon a proposal to amend Articles NINTH and TENTH of the Certificate of Incorporation of the Company to add two additional fair price provisions which, in certain circumstances, may require payment of a higher price to stockholders of the Company. The business combination fair price and optional fair price redemption provisions are designed to ensure fair treatment of all stockholders in the event of certain significant transactions with any holder of 5% or more of the voting shares of the Company, as more fully set forth in the Proxy Statement; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on November 5, 1999 will be entitled to vote at the meeting. These materials were mailed to stockholders on or about November 12, 1999.
                           --------------------------
STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON. YOUR VOTE IS IMPORTANT.
                           --------------------------

                               By Order of the Board of Directors

                               /s/ Erwin Haitzmann
                               ----------------------------------
                               Erwin Haitzmann
                               Chairman of the Board
Cripple Creek, Colorado
November 12, 1999

                              CENTURY CASINOS, INC.
                          200 - 220 East Bennett Avenue
                             Cripple Creek, CO 80813

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                          To Be Held December 14, 1999

                                   IN GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Century Casinos, Inc. (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 14, 1999, at Womacks/Legends Casino, 200-220 East Bennett Avenue, Cripple Creek, Colorado, at 8:00 a.m., Mountain Standard Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed material was mailed on or about November 12, 1999 to stockholders of the Company.

         The shares covered by the enclosed proxy, if received by the Board of Directors prior to the Meeting, will be voted in favor of the election of the nominees to the Board of Directors named in this proxy statement and for all the other proposals set forth in the notice. A proxy may be revoked at any time before it is exercised by giving written notice to the Assistant Secretary of the Company at the above address or by a subsequently executed proxy. Stockholders may vote their shares in person if they attend the Meeting, even if they have executed and returned a proxy. If no instructions are indicated on the proxy, the shares will be voted in favor of the proposals to be considered at the Meeting. The matters to be brought before the Meeting are the election of two Class II directors of the Board of Directors, to consider and act upon a proposal to amend, at the election of the Board (which election would be available to the Board until June 30, 2000), the Company's Certificate of Incorporation to effect a one-for-20 reverse stock split, to consider a proposal to increase shares reserved for issuance under the Employees' Equity Incentive Plan from 3,500,000 to 4,500,000, to vote upon a proposal to add additional fair price provisions to the Certificate of Incorporation of the Company, and the transaction of such other business as may come before the Meeting.

         Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail, and, in addition, directors, officers and regular employees of the Company (who will not receive any additional compensation) may solicit proxies personally, by telephone or by special correspondence. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

                                VOTING SECURITIES

         Only stockholders of record at the close of business on November 5, 1999 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 14,573,985 shares of the Company's $.01 par value common stock, the only class of voting securities of the Company. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

         A majority of the number of the outstanding shares of common stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Of the votes cast at the Meeting, a vote of the holders of a majority of the common stock present, either in person or by proxy, is required to elect each director nominee and to adopt the proposal to increase the number of shares reserved for issuance under the Employees' Equity Incentive Plan. A majority vote of the outstanding common stock is required to effect the proposed reverse stock split. A vote of 80% of the outstanding common stock is required to effect the proposal to add additional fair price provisions to the Certificate of Incorporation.

         The following table sets forth information as of November 5, 1999, concerning record common stock ownership by beneficial owners of five percent or more of the Company's common stock and the officers and directors of the Company. All of the named persons below, other than Thomas Graf and Lloyd I. Miller, III, are officers or directors of the Company:




                    Name and Address of                Amount and Nature of     Percent of
Title of Class      Beneficial Owner                   Beneficial Ownership       Class
------------------------------------------------------------------------------------------

Common Stock,       Erwin Haitzmann                        1,613,669 (a)           10.4%
$.01 par value      200-220 East Bennett Avenue
                    Cripple Creek, Colorado 80813

Common Stock,       Peter Hoetzinger                        951,728 (b)             6.3%
$.01 par value      200-220 East Bennett Avenue
                    Cripple Creek, Colorado 80813

Common Stock,       James D. Forbes                         879,264 (c)             5.8%
$.01 par value      200-220 East Bennett Avenue
                    Cripple Creek, Colorado 80813

Common Stock,       Robert S. Eichberg                       20,000 (d)             (e)
$.01 par value      1801 California Street, Suite 4650
                    Denver, Colorado 80202

Common Stock,       Larry Hannappel                          42,500 (f)             (e)
$01 par value       200-220 East Bennett Avenue
                    Cripple Creek, Colorado 80813

Common Stock,       Gottfried Schellmann                     59,000 (g)             (e)
$.01 par value      Lerchengasse 2
                    2340 Moedling, Austria

Common Stock,       All Officers and Directors as a          3,566,161             21.3%
$.01 par value      Group (six persons)

Common Stock,       Thomas Graf                              2,511,000             17.2%
$.01 par value      Liechtensteinstrasse 54
                    A-2344 Maria Enzersdorf
                    Austria

Common Stock,       Lloyd I. Miller, III                     1,928,365             13.2%
$.01 par value      4550 Gordon Drive
                    Naples, Florida 34102

------------

(a) Includes: (i) an incentive stock option for 130,000 shares exercisable at $1.50 per share; (ii) an incentive stock option for 50,000 shares exercisable at $0.75 per share; and (iii) a nonstatutory stock option for 820,000 shares exercisable at $1.50 per share.

(b) Includes: (i) an incentive stock option for 130,000 shares exercisable at $1.50 per share; (ii) an incentive stock option for 50,000 shares exercisable at $0.75 per share; (iii) a nonstatutory stock option for 413,000 shares exercisable at $1.50 per share; and (iv) 100,000 shares held by Mr. Hoetzinger's spouse.

(c) Includes: (i) an incentive stock option for 130,000 shares exercisable at $1.50 per share; (ii) an incentive stock option for 50,000 shares exercisable at $0.75 per share; and (iii) a nonstatutory stock option for 328,000 shares exercisable at $1.50 per share.

(d)      Includes an option for 10,000 shares exercisable at $0.938 per share.

(e)      Less than 1%.

(f) Includes: (i) an incentive stock option for 22,500 shares exercisable at $1.50 per share; (ii) an incentive stock option for 10,000 shares exercisable at $0.75 per share; and (iii) a nonstatutory stock option for 5,000 shares exercisable at $2.25 per share.

(g)      Includes an option for 10,000 shares exercisable at $0.938 per share.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information regarding the Board of Directors and executive officers of the Company, as of November 5, 1999, is as follows:

         Name                       Age     Positions Held                        Officer or Director Since
         --------------------------------------------------------------------------------------------------
         Erwin Haitzmann            46       Chairman of the Board and                   March 1994
                                               Chief Executive Officer

         Peter Hoetzinger           37       Vice Chairman of the Board                  March 1994
                                               and Assistant Secretary

         James D. Forbes            42       Assistant Treasurer and Director            March 1994


         Robert S. Eichberg         53       Director                                    January 1997

         Gottfried Schellmann       45       Director                                    January 1997


         There  is  no  family   relationship   between  or  among  any  of  the
above-listed officers and directors.

         Erwin Haitzmann holds a Doctorate degree in Social and Economic Sciences from the University of Linz, Austria (1980), and has 24 years of casino gaming experience ranging from dealer (commencing in 1975) through various casino management positions. Mr. Haitzmann has been employed full-time by the Company since May 1993.

         Peter Hoetzinger received a Magister degree from the University of Linz, Austria, in 1986. He thereafter was employed in several managerial positions in the gaming industry with Austrian casino companies. Mr. Hoetzinger has been employed full-time by the Company since May 1993.

         James D. Forbes, from 1979 to 1993, was employed in several positions in the gaming industry with British and Austrian casino companies. Mr. Forbes has been employed full-time by the Company since February 1993.

         Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche LLP from 1974 to 1994, ending his tenure there as Tax Partner. From 1994 to 1996 he served as Tax Partner for the public accounting firm Price Bednar, before joining the public accounting firm of Causey, Demgen & Moore, Inc. in September of 1996, where he has been employed since, as shareholder and President.

         Gottfried Schellmann graduated from University of Vienna with a law degree and is a certified tax advisor in Austria. After having worked for several firms, including KPMG Germany as tax and accounting manager, he formed Schellmann & Partner in 1993, where he has been employed since, which specializes in tax and accounting work for provinces and municipalities in Austria. He is a member of the International Bar Association and currently acts as its session chairman. He is also one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code.

Certain Information Regarding the Board of Directors

         During 1998, there were no formal meetings of the Board of Directors. However, on several occasions during the year, the members of the Board of Directors executed unanimous written consents in lieu of meetings. On January 1, 1998, the Board of Directors established an Audit Committee comprising Messrs. Teufelberger, Eichberg and Schellmann. The Audit Committee assesses the Company's system of internal controls and assists in considering the recommendations and performance of the Company's independent accountants. The Audit Committee held two meetings in 1998. The Board of Directors does not have separate Compensation or Nominating Committees.

         Executive Compensation

         The table below sets forth executive compensation during 1996, 1997 and 1998 to the Chairman of the Board and Chief Executive Officer of the Company, Erwin Haitzmann, and to all other executive officers who received greater than $100,000 in compensation in 1996, 1997 and 1998.


                           SUMMARY COMPENSATION TABLE



                                                                                        Awards                   Payouts
                                                                                ------------------------------------------------
                                                                    Other                      Securities
                                                                   Annual        Restricted    Underlying              All Other
                                                                   Compen-          Stock       Options /     LTIP      Compen-
                                        Salary       Bonus        sation (a)       Awards         SARs       Payouts   sation (b)
                           Year          ($)          ($)            ($)           ($)          (#)          ($)         ($)
                           ------------------------------------------------------------------------------------------------------
Erwin Haitzmann,           1998        150,000      200,000         59,700           --            --          --          --
Chairman of the Board      1997        130,671       54,632          1,715           --            --          --          --
and Chief Executive        1996        125,000       22,108             --           --            --          --          --
Officer

Peter Hoetzinger,          1998        150,000      200,000         15,402           --            --          --          --
Vice Chairman of the       1997        130,671       54,329            926           --            --          --          --
Board and Assistant        1996        125,000       21,809             --           --            --          --          --
Secretary

James D. Forbes,           1998        150,000       30,000         41,487           --            --          --       1,724
Assistant Treasurer        1997        132,580       47,175          6,377           --            --          --          --
and Director               1996        125,000       13,189             --           --            --          --          --

Norbert Teufelberger,(c)   1998        150,000      140,000          7,859           --            --          --       1,486
Chief Financial Officer,   1997        130,671       38,317          3,934           --            --          --          --
and Secretary              1996        125,000        5,765             --           --            --          --          --
----------

(a) Amounts for 1998 include reimbursement for estimated income taxes, associated with perquisites, of $26,721 for Mr. Haitzmann; $6,565 for Mr. Hoetzinger; $11,151 for Mr. Forbes; and $837 for Mr.
         Teufelberger.

(b) Consists solely of Company's matching contributions to the 401(k) Savings and Retirement Plan.

(c)      Mr.  Teufelberger  resigned  from the Company  effective  September 30,
         1999.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options to purchase shares of common stock of the Company to any of the named executive officers in 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table sets forth the aggregate options held by certain executive officers of the Company. No options were exercised by the specified officers in 1998.




                                                                                                   Value of Unexercised In-
                                                                        Number of Securities         the-Money Options at
                            Shares Acquired            Value             Underlying Options           December 31, 1998
    Name                      on Exercise             Realized        Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Erwin Haitzmann,                    -                     -               1,000,000 / None             $1,550 / None (a)
Chairman of the
Board and Chief
Executive Officer

Peter Hoetzinger,                   -                     -                593,000 / None             $1,550 / None (a)
Vice Chairman of the
Board and Assistant
Secretary

James D. Forbes,                    -                     -                508,000 / None              $1,550 / None (a)
Assistant Treasurer
----------

(a) Based on the average of the low ($0.781) and high ($0.781) bid prices of the Company's Common Stock on the Nasdaq Stock Market as quoted on December 31, 1998.

         Directors who are full-time employees receive no compensation for their services as directors. With the exception of Messrs. Eichberg and Schellmann, all of the Company's directors are full-time employees.

         Messrs. Eichberg and Schellmann, the outside directors of the Company, receive $500 per Board or committee meeting attended, and the Company pays for reasonable expenses incurred by the outside directors in conjunction with those meetings. In addition, the outside directors receive $500 per gaming application filed with gaming regulators to compensate them for their time spent. In addition, as of the date of joining the Board of Directors, each of Messrs. Eichberg and Schellmann received a warrant to purchase 10,000 share of common stock with a five-year term exercisable at $0.938 per share.

                        COMPLIANCE WITH SECTION 16(a) OF
                           THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of its outstanding common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with in a timely manner.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         In the 1994 annual meeting, the stockholders approved a proposal to divide the Board into three classes as nearly equal in number as possible. Presently, the Board consists of five directors comprising the following: (i) one Class I director, Mr. Eichberg, whose term will expire at the 2001 Annual Meeting of Stockholders; (ii) two Class II directors, Messrs. Hoetzinger and Forbes, both of whom are standing for re-election at the Meeting; and (iii) two Class III directors, Messrs. Haitzmann and Schellmann, whose terms will expire at the 2000 Annual Meeting. Each director who is elected at an Annual Meeting will be elected for a three-year term expiring at the third Annual Meeting of Stockholders after such director's election. Accordingly, under most circumstances, directors of one Class only are elected at each year's Annual Meeting of Stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

         At the Meeting, two Class II directors will be elected. The proxies named on the enclosed proxy intend to vote for the election of the nominees for Class II directors, Peter Hoetzinger and James D. Forbes. Proxies cannot be voted for a greater number of directors than the number nominated.

         Peter Hoetzinger, a nominee for a Class II director, is presently a member of the Board of Directors, having served continuously as a director since March 1994. He has indicated a willingness to serve; however, in the event he should become unable to serve as a director, the proxy will be voted in accor dance with the best judgment of the persons acting under the proxy.

         James D. Forbes, a nominee for a Class II director, is presently a member of the Board of Directors, having served continuously as a director since March 1994. He has indicated a willingness to serve; however, in the event he should become unable to serve as a director, the proxy will be voted in accordance with the best judgment of the persons acting under the proxy.

         The information concerning Mr. Hoetzinger and Mr. Forbes, the nominees for the Class II directors, is set forth above under "Information Concerning Directors and Executive Officers."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEES.

                                   PROPOSAL 2

                               REVERSE STOCK SPLIT

         On October 22, 1999, the Board of Directors of the Company unanimously approved and recommended to the stockholders a proposal to amend Article FOURTH of the Company's Certificate of Incorporation to authorize, at the election of the Board, a reverse stock split of the Company's common stock. While the exact conversion rate is not yet known, the Board has recommended that the Company's stockholders authorize a reverse stock split in a ratio not to exceed one for 20 (the "Split"). The Board of Directors will be authorized to determine whether, when and the exact ratio for the Split, based upon various factors, and may elect to effect the Split at any time until June 30, 2000. See "Reasons for the Split" below. Assuming the one for 20 conversion rate, the proposal, if approved, would result in the conversion of each share of the Company's common stock into one-twentieth of a share of common stock (the "new common stock"). The rights and privileges of the holders of common stock will be substantially unaffected by the Split. Likewise, each stockholder's proportional percentage ownership interest and voting power in the Company will remain unchanged.

         The Company presently is authorized under its Certificate of Incorporation to issue 50,000,000 shares of common stock, of which 14,573,985 shares were issued and outstanding as of November 5, 1999, and 4,628,928 shares were reserved for issuance upon exercise of options. The shares currently outstanding, together with those currently reserved for issuance, represent approximately 40% of the Company's authorized common stock. If the one for 20 Split is approved, the number of shares outstanding or reserved for issuance would represent approximately 2% of the authorized shares. Consummation of the Split will not change the number of shares of common stock authorized by the Company's Certificate of Incorporation, or the per share par value of the common stock, although, under Delaware law, the Certificate of Incorporation will otherwise be amended to effect the Split. The Split will have the effect of increasing the number of authorized shares available for issuance and increasing the price at which the Company's common stock is currently traded on the Nasdaq SmallCap Market.

         There were approximately 120 stockholders of record of the Company as of November 5, 1999. The approval of the Split will not result in any change in the number of stockholders.

         Reasons for the Split. The Board of Directors believes that the proposal to give the Board authority to effect the Split, in a ratio not greater than one for 20, is in the best interests of the Company and its stockholders. The Board would like the discretion to determine to effect the Split at any time up to June 30, 1999. The Board of Directors believes the Split may allow the Company's common stock to become eligible to trade in the Nasdaq National Market. The Board also views the Split as a step which may increase the market price of the Company's common stock to a level that will permit the Company to maintain its listing on the Nasdaq SmallCap Market. The Company's common stock could be delisted from the Nasdaq SmallCap Market in the event the trading price of the Company's stock decreased below $1.00 per share. A higher price could also make the Company's common stock more attractive to a broader range of investors. Many institutional investors have guidelines that preclude investments in stocks that trade at relatively low prices. Moreover, certain brokerage firms will not make margin loans or may charge higher transaction costs with respect to securities that have a market price below a certain minimum. In the event the Board determines to effect the Split, the Board of Directors will set the exact ratio based upon factors including but not limited to (i) Nasdaq listing requirements, (ii) the then current trading price of the common stock, (iii) the asset values of the Company and (iv) the advice of the Company's advisors. There can be no assurance, however, that, assuming the Split is approved and subsequently effected, (i) the market price the common stock after the Split will be equal to or exceed the pre-Split market price multiplied by the multiple selected for the Split, (ii) that the Company's efforts to maintain the listing of its common stock for trading on Nasdaq SmallCap

Market will be successful, or (iii) that the common stock will be materially more attractive to investors.

         Impact on Options. As of November 5, 1999, the Company had a total of 4,628,928 shares of common stock reserved for issuance under various stock options and warrants. If the Split is approved, the number of shares, and the exercise prices therefor, will be adjusted appropriately to reflect the Split.

         No Fractional Shares. If the Split is approved, the Company will not issue fractional shares to stockholders whose holdings are not evenly divisible by the multiple selected for the Split. Instead, it will issue a whole share of new common stock for any shares for which a fractional share of new common stock would otherwise have been issued.

         Federal Income Tax Consequences of Participation in the Split. The description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g. nonresident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of shares of common stock for shares of new common stock will not result in recognition of gain or loss. The holding period of the shares of new common stock will include the stockholder's holding period for the shares of common stock exchanged therefor, provided that the shares of common stock were held as a capital asset. The total basis of the shares of new common stock will be the same as the total basis of the shares of common stock exchanged therefor.

         Exchange of Certificates. If the Split is effected, stockholders will be required to exchange their stock certificates for new certificates representing the shares of new common stock. The Company will furnish to each stockholder of record on the effective date of the Split a transmittal form, with instructions for obtaining new certificates. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by the Company's transfer agent. Stockholders should not submit any certificates until requested to do so.

         Vote Required for Approval of Reverse Stock Split. As required under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve an amendment to Article FOURTH of the Company's Certificate of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO GIVE THE BOARD AUTHORITY, AT ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                                   PROPOSAL 3

                   INCREASE SHARES RESERVED FOR ISSUANCE UNDER
                    THE EMPLOYEES' EQUITY INCENTIVE PLAN FROM
                      3,500,000 SHARES TO 4,500,000 SHARES

          On April 29, 1994, the Board of Directors unanimously adopted the Employees' Equity Incentive Plan (the "Plan"), which was thereafter approved by stockholders on June 7, 1994. Certain Amendments to the Plan were adopted unanimously by the Board in 1995 and approved by stockholders on November

22, 1995. In 1996 the stockholders approved an amendment under the Plan to increase shares reserved for issuance under the Plan from 2,500,000 to 3,500,000.

         The following discussion of the terms and conditions of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is on file at the offices of the Company. The purpose of the Plan is to provide key employees of the Company with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the Company by relating compensation to increases in stockholder value, so that the income of key employees is more closely aligned with the income of the stockholders of the Company. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

         The Plan is administered by the Board of Directors. The Board in its sole discretion, selects partici pants from the eligible employees to whom option awards are granted, the amount of each option award and other terms and conditions of each award as the Board may determine necessary or desirable and consistent with the terms of the Plan.

         In total, 3,500,000 shares of common stock were authorized for issuance under the Plan. The Board is proposing that an additional 1,000,000 shares of common stock be authorized for issuance under the Plan. At November 5, 1999, options under the Plan were outstanding in respect of 2,907,500 shares to 20 employees and are summarized as follows:

         Number of Shares Under Option      Type of Option
         -------------------------------------------------------------
                  1,113,166                 Incentive Stock Options
                  1,794,334                 Nonstatutory Stock Options

The option exercise prices of these options range from $.75 per share to $2.25 per share. For information concerning outstanding options to executive officers and directors, see the table in the discussion below.

         Any shares that are subject to an award under the Plan which are not used will automatically become available for use under the Plan. If the Company shall at any time (i) increase or decrease the number of its outstanding shares of stock by means of a stock dividend or any other distribution payable upon shares and stock, or through a stock split or like combination or reclassification of the shares of the Company, or (ii) through like means change in any way the rights and privileges of the shares, the numbers, rights and privileges of options will be increased, decreased or changed in like manner as if the optioned shares had been fully issued and outstanding.

         In the event the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company or a subsidiary is the continuing corporation and which does not result in any reclassification or change of outstanding shares), or if all or substantially all the assets or more than 50% of the outstanding voting stock of the Company is acquired by another corporation (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business conducted by the Company), or in the case of a reorganization or liquidation of the Company (other than a reorganization or liquidation under the United States Bankruptcy Code), the Board of Directors of the Company, will have the power and discretion to prescribe the terms and conditions for exercise of, or modification of, any outstanding option awards granted under the Plan.

          Participants in the Plan are eligible employees who, in the judgment of the Board, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and who significantly contribute, or are expected to significantly contribute to the achievement of the long-term corporate economic objectives of the Company. Participants may be granted from time to time one or more awards under the Plan.

         The Plan provides that participants may be granted one or more options. The Board in its sole discretion will determine whether an option is to be considered an incentive stock option as defined in the Internal Revenue Code of 1986 (the "Code") or a nonstatutory option as defined in the Code. The option prices will be determined by the Board, but no incentive stock option prices will be less than the fair market value of the stock on the date the option is granted. Unless otherwise provided in the Plan, option periods must expire not more than 10 years from the date an option is granted, and all options will be vested one-third on the date of grant, another third on the first anniversary of the date of grant, and the final third on the second anniversary of the date of grant. If employment of an option holder is terminated within the option period for cause, as determined by the Company, all options granted to such person will be void for all purposes. The term "cause" means a gross violation, as determined by the Company, of the Company's established policies and procedures. If an option holder dies or becomes disabled during the option period while still employed, his or her options may be exercised by those entitled to do so and for up to 12 months following the option holder's death or disability. In any such case, an option may be exercised only relating to the shares as to which the option had become exercisable on or before the date of the option holder's death or disability. If the employment of the option holder is terminated within the option period for any reason other than cause, disability, or the option holder's death, the option may be exercised by the option holder within three months following the date of termination. No option granted under the Plan will be transferable by the option holder except by will or pursuant to the laws of descent and distribution. Each option shall be exercisable during the option holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. Options may be exercised by payment in cash or by delivery of certificates representing the number of shares owned by the option holder, the fair market value of which equals the purchase price of the stock purchased pursuant to an option; provided, however, that shares used for this purpose must have been held by the option holder for a minimum period of time as may be established by the Board but in no case shall redeemed shares have been held for less than six months.

         The executive officers of the Company have been granted options under the Plan as follows:

Grantee             Number of Shares                   Exercise Price Per Share
-------------------------------------------------------------------------------
Erwin Haitzmann     130,000 incentive stock options             $1.50
                    183,333 incentive stock options               .75
                    820,000 nonstatutory stock options           1.50
                    166,667 nonstatutory stock options            .75

Peter Hoetzinger    130,000 incentive stock options              1.50
                    183,333 incentive stock options               .75
                    413,000 nonstatutory stock options           1.50
                    66,667 nonstatutory stock options             .75

James D. Forbes     130,000 incentive stock options              1.50
                    160,000 incentive stock options               .75
                    328,000 nonstatutory stock options           1.50

Larry Hannappel     22,500 incentive stock options               1.50
                    10,000 incentive stock options                .75
                    5,000 nonstatutory stock options             2.25

         The termination dates of the above options range from 2005 to 2009, subject to earlier termination as provided in the Plan. All of the above incentive stock options have been granted at an exercise price of 100% fair market value of the stock the date of grant.

         In addition, the Board may grant stock appreciation rights, performance shares or performance units relating to the Company's operations.

         In the event of a change in control of the Company, the Plan provides that the Board shall acceler ate the exercise date of any outstanding options or make all such options fully vested and exercisable, and, in its sole discretion without obtaining stockholder approval the Board may take any or all the following actions: (a) grant cash bonus awards to any option holder in an amount necessary to pay the option price of all or any portion of the options then held by such option holders; (b) pay cash to any or all option holders in exchange for the cancellation of their outstanding options in an amount equal to the difference between the option price of such options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellation of the options; (c) make any other adjustments or amendments to the outstanding options; and (d) eliminate all restrictions with respect to restrictive stock and deliver stock free of restrictive legends to any participant in the Plan. For purposes of the Plan, a "change in control" will be deemed to have occurred if: (a) any "person" or "group" (within the meanings of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 33 and 1/3% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the board (and any new director whose election by the vote or whose nomination for election by the Company's stockholders was approved by vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         Awards granted under the Plan will be subject to all conditions required under Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Company may require any person to whom an option or award is granted as a condition of option exercise to give written assurances satisfactory to the Company that such person is acquiring the securities subject to the option for his own account for investment and not with a present intention of selling or otherwise distributing the same. The Plan will continue through April 29, 2004.

         The Board believes that an increase in the number of shares reserved for issuance under the Plan should be increased from 3,500,000 to 4,500,000 will be beneficial to the Company because it will allow the Company to be in a position to retain its executive officers and provide incentives for key employees to remain with the Company. The Board believes that additional shares reserved under the Plan can be of benefit to the Company in connection with its growth strategy, as well as provide incentives for key employees which may be retained in the event the Company consummates acquisitions of other gaming operations in the future. As of October 25, 1999 the closing price of the common stock as reported by

Nasdaq SmallCap Market was $1.00 per share. The Board has determined that stockholder approval of this proposal should be solicited.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE EMPLOYEES' EQUITY INCENTIVE PLAN FROM 3,500,000 TO 4,500,000 SHARES.

                                   PROPOSAL 4

                        ADDITIONAL FAIR PRICE PROVISIONS

         Under the Company's Certificate of Incorporation presently, in cases of certain business combinations or optional redemptions of stock, involving significant transactions of the Company with holders of 5% or more of the Company's common stock, stockholders have the right to receive, in return for their stock, a minimum fair price based on which one of five alternative valuation methods results in the highest price. It is proposed that two more alternative valuation methods be added to the five already in place, (a) as sub-sections (E) and (F) to Section C(b)(i) of Article NINTH (regarding Business Combinations), and (b) as sub-sections (v) and (vi) to Section E of Article TENTH (regarding acquisition by an interested stockholder of more than 50% of the Company's outstanding Voting Shares).

         One of the additional alternatives would be a price of two and one-half times the gross revenue per share for the last four fiscal quarters of the Company. The other alternative would be a price of seven times the EBITDA (earnings before interest, income taxes, depreciation and amortization) per share for the last four fiscal quarters of the Company. In each case, the four fiscal quarters must end at least 30 days before the consummation date of the business combination or the commencement of the tender or exchange offer.

         A general discussion of the fair price provisions and their purposes, which the Board of Directors believes would be enhanced by the additional minimum price methods, is attached as Exhibit A. Articles NINTH and TENTH, each including the two additional alternative methods of computing the minimum fair price, as they are proposed to be amended, are set forth in their entirety as Exhibit B. This discussion of Proposal 1 is qualified by reference to Exhibits A and B. Stockholders are urged to refer to these Exhibits for a further understanding of the two proposed additional valuation methods and how they relate to the other provisions in Articles NINTH and TENTH regarding possible business combinations and other acquisitions of control of the Company by an interested stockholder. For instance, as discussed in Exhibit A, although the intent of the minimum price provisions is to help assure a fair price to stockholders in certain circumstances in return for their stock, such as in a case of a coercive, two-tier tender offer, such price may not necessarily be a "fair price" in a generic sense in a particular set of circumstances.

         The Board believes that the two additional, alternative methods for calculating a minimum fair price are beneficial to the Company and the stockholders. In case of an event that triggers the rights of the stockholders to receive a minimum price for their stock under Article NINTH or TENTH, either of the two additional methods could result in a higher per share price than any of the five methods presently in the Certificate of Incorporation, and the stockholders would be entitled to receive the highest such price. Furthermore, with the possibility of a higher fair price calculation, the directors will have more leverage in dealing with a hostile takeover attempt and more flexibility in meeting their fiduciary obligations to the Company and the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE TWO ADDITIONAL, ALTERNATIVE METHODS OF DETERMINING THE MINIMUM FAIR PRICE OF THE STOCK UNDER ARTICLES NINTH AND TENTH OF THE CERTIFICATE OF INCORPORATION.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP is the Company's independent public accounting firm. Deloitte & Touche LLP is expected to be the Company's independent auditor for 1999. A representative of Deloitte & Touche LLP may be present at the Meeting to be available to respond to questions.

                              STOCKHOLDER PROPOSALS

         Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2000 annual meeting of stockholders must be received by the Company by March 1, 2000, to be included in the Company's proxy statement and related proxy for such annual meeting. Such proposals should be directed to the Secretary of the Company.

                                  OTHER MATTERS

         The Company knows of no other matters to be brought before the Meeting, but if other matters come before the Meeting, it is the intention of the persons named in the solicited proxy to vote such proxy in accordance with their judgment.

         No compensation will be paid to any person in connection with solicitation of proxies. Brokers, banks, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's common stock. Special solicitation of proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by employees of certain banking and brokerage houses. All expenses, estimated to be normal in connection with this solicitation, will be borne by the Company. Votes will be counted manually. Abstentions will be noted, and will be counted as present for purposes of a quorum. Broker non-votes will not be counted for purposes of a quorum.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of the Annual Report on Form 10-KSB of the Company for the Year Ended December 31, 1998, as amended without exhibits, accompanies this Proxy Statement. No such part of the Form 10-KSB is incorporated herein by reference and no part thereof is to be considered proxy soliciting material.

                                            BY ORDER OF THE BOARD OF DIRECTORS

Cripple Creek, Colorado
November 12, 1999

                                    EXHIBIT A

             Business Combination Fair Price and Optional Fair Price
            Redemption Provisions in the Certificate of Incorporation

         General. The Business Combination Fair Price and Optional Fair Price Redemption Provisions in the Certificate of Incorporation (the "Fair Price Provisions") of the Surviving Corporation encompass provisions designed to ensure fair treatment of all stockholders in the event of certain significant transactions with any holder of 5% or more of the voting shares.

         Any amendments to the Fair Price Provisions require approval by the holders of at least 80% of the voting shares (the shares entitled to vote in the election of directors) as a condition of merger and certain other business combinations of the Company with, or proposed by or on behalf of, any interested stockholder (essentially a holder of 5% or more of the Company's outstanding voting shares), unless either:

         o the transaction is approved by affirmative majority vote of the continuing directors (any board member who is neither an interested stockholder, an affiliate, associate, employee, agent or nominee of an interested stockholder or relative of any of the foregoing and a member of the board prior to the time an interested stockholder became an interested stockholder); or

         o certain requirements are met concerning consideration, minimum price and procedural safeguards.

         The Optional Fair Price Redemption Provision further provides, unless the continuing directors then determine such redemption would not be in the Company's best interests, a 30 day fair price redemption option (at a redemption price substantially similar to the minimum price which conditions any such business combinations) to the remaining holders of the Company's voting shares (other than the interested stockholder), should any interested stockholder acquire 50% or more of the Company's voting shares. If a stockholder elects, the Company will be required to redeem his or her shares at the redemption price.

         The term "business combination" in the Fair Price Provision means:

         o any merger or consolidation of the Company with an interested stockholder or with any other person which, after such merger or consolidation, would be an affiliate or associate of an interested stockholder;

         o any sale, lease, exchange transaction or series of proposed transactions by or on behalf of an interested stockholder or an affiliate thereof involving assets of the Company or any subsidiary having an aggregate book value of $2,000,000 or more;

         o the issuance of securities by the Company to or proposed by or on behalf of an interested stockholder;

         o the adoption of a plan for liquidation or dissolution or spin-off by or on behalf of an interest ed stockholder, or an affiliate of the interested stockholder;

         o any reclassification of securities or recapitalization of the Company;

         o        any  merger  or   consolidation   of  the  Company   with  any
                  subsidiary; or

         o any other transaction which has the effect of increasing the percentage of outstanding shares directly or indirectly owned by the interested stockholder and all of its affiliates and associates.

         The Fair Price Provisions are designed to encourage fair treatment of all stockholders in the event of a business combination or a 50% or more acquisition of voting shares by any interested stockholder. However, as discussed below, the Fair Price Provisions do not guarantee that stockholders will receive a premium price, or even a fair price, for their shares in such a transaction or following such a 50% acquisition.

         The Fair Price Provisions are described in greater detail below. Such descriptions are qualified in their entirety by reference to the complete texts of Articles Ninth and Tenth to the Certificate of Incorpo ration (which include definitions of certain of the capitalized terms used herein) of the Surviving Corporation.

         Business Combination Fair Price Provision. Under the Delaware General Corporation Law unless otherwise provided in a certificate of incorporation, mergers or exchanges of shares, the sale of substan tially all of the assets of a Delaware corporation not in the ordinary course of business, the adoption of a plan of dissolution and certain reclassifications of securities and recapitalizations involving amendments to the certificate of incorporation must be approved by the holders of at least a majority of the outstanding voting shares. Certain other transactions, such as the sale of less than substantially all of the assets, certain mergers involving a wholly owned subsidiary and recapitalizations and reclassifications not involving amendments to the certificate of incorporation, do not require stockholder approval under Delaware law. However, the Delaware General Corporation Law contains an "anti-takeover" statute which provides that significant transactions with interested stockholders must be approved by a two-thirds vote of voting stock. The Company is governed by this section, as permitted by Delaware law.

         The Business Combination Fair Price Provision requires approval by the holders of at least 80% of the outstanding voting shares of the Surviving Corporation as a condition of specified business combinations with, or proposed by or on behalf of, an interested stockholder, except in cases where the transaction is approved by affirmative vote of a majority of the continuing directors, or certain forms of consideration, minimum price and procedural requirements are satisfied. In the event that either requisite approval of the continuing directors is given, or the form of consideration, minimum price and procedural requirements are met, with respect to a particular business combination, the normal requirements of the Delaware General Corporation Law as discussed above would apply (assuming the Delaware "anti-takeover" law was not used by a Delaware corporation), and either (i) approval by the holders of a majority of the outstanding stock entitled to vote thereon or (ii) for certain transactions as noted above, no stockholder vote would be required to approve the business combination. Thus, depending upon the transaction, the Business Combination Fair Price Provision may require approval by 80% of the Surviving Corporation's outstanding voting shares for business combinations in cases in which either only a majority vote or no vote is required under Delaware law.

         Exceptions to Higher Vote Requirement. The affirmative vote of 80% of the voting shares is not required for a business combination, if the transaction is approved by affirmative majority vote of the continuing directors (provided that the continuing directors constitute at least three members of the Board of Directors at the time of such approval), or if all of the requirements set forth in paragraphs (a), (b) and (c) below are satisfied with respect to each class of voting stock.

                  (a) Form of Consideration Requirement. In a business combination where the holders of shares of a particular class of voting stock are to receive payment, the consideration to be received by holders of shares of such class must be either cash or the same form of consideration paid by the interested stockholder in acquiring the largest number of shares of such class.

                  (b) Minimum Price Requirement. In a business combination where the holders of shares of common stock are to receive payment, such holders must be entitled to receive, on or before the date of consummation of the business combination ("Consummation Date"), consideration for their shares having an aggregate fair market value at least equal to the highest of the following three (or, with the two additional pricing methods as proposed in this Proxy Statement, five) alternatives:

                  (i) the highest per share price (including commissions, transfer taxes and soliciting dealers' fees) paid plus 30% by the interested stockholder, or by any of its affiliates or associates, for any shares of common stock within the two-year period immediately prior to the first public announce ment of the proposed business combination (the "Announcement Date"), or the per share price paid by the interested stockholder, or by any of its affiliates or associates, in the transaction in which it became an interested stockholder, or the highest sales price of such stock over the two years prior to the Announcement Date whichever is higher;

                  (ii) the fair market value (the highest closing sale price during the 30-day period immedi ately preceding the date in question on the principal U.S. Securities Exchange on which the stock is listed or if such stock is not listed on any exchange, the highest closing sale price or bid quotation as the case may be with respect to a share of stock during the 30-day period preceding the date in question, if no such quotation is available, the fair market value on the date in question of a share of stock is determined by majority of the continuing directors) per share of common stock on the Announcement Date or on the date such interested stockholder became an interested stockholder, whichever is higher; or

                  (iii) the amount equal to 10 times the net pre-tax income per share, determined in accordance with generally accepted accounting principles, for the last four fiscal quarters ended at least 30 days prior to the Consummation Date;

         [also, as proposed in this Proxy Statement, the two additional, alternative pricing methods would be:]

                  (iv) the amount equal to two and one-half times the gross revenue per share, determined in accordance with generally accepted accounting principles, for the last four fiscal quarters ended at least 30 days prior to the Consummation Date; or

                  (v) the amount equal to seven times the EBITDA (earnings before interest, income taxes, depreciation and amortization) per share, determined in accordance with generally accepted accounting principles, for the last four fiscal quarters ended at least 30 days prior to the Consummation Date.

         In the case of payments to holders of any class of voting stock other than common stock, the consideration must be at least equal to the higher of (i) the highest per share price determined with respect to such class in the same manner as described above with respect to common stock plus 30%, or (ii) the highest preferential amount per share, if any, to which the holders of shares of such class of voting stock would be entitled as of the Consummation Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Business Combination Fair Price provision requires the interested stockholder to meet the minimum price criteria with respect to each class of the Company's voting stock, whether or not the interested stockholder beneficially owned shares of that class prior to proposing the business combination. The Company currently has only one class of stock, voting or otherwise -- common stock -- although the Company has the ability to issue preferred stock.

                (c) Procedural Requirements. In addition to the form of consideration and minimum price criteria discussed above, unless the business combination is approved by an affirmative vote of a majority of the continuing directors, certain procedural requirements must be met after the interested stockholder becomes an interested stockholder and through the Consummation Date, principally including the following:

                (i) The Company shall not reduce the annual rate of dividends paid on the common stock, unless such redemption is approved by a majority of the continuing directors. This provision is designed to prevent an interested stockholder from attempting to depress the market price of the common stock prior to proposing a business combination by reducing dividends payable on the common stock, thereby reducing the consideration required to be paid pursuant to the minimum price criteria.

                (ii) The interested stockholder may not acquire any additional shares of voting stock. This provision is intended to prevent an interested stockholder from purchasing additional shares of voting stock at prices which are lower than those set by the minimum price criteria.

                (iii) The interested stockholder, whether in connection with the proposed business combination or otherwise, may not receive the benefit of any loans or other financial assistance or tax advantages provided by the Company (other than proportionately as a stockholder). This provision is intended to deter an interested stockholder from self-dealing or otherwise taking advantage of its equity position in the Company by using the resources of the Company to finance the proposed business combination or otherwise in a manner not proportionately available to all stockholders.

                (iv) A proxy or information statement complying with the requirements of the proxy rules promulgated under the Securities Exchange Act of 1934 and disclosing the terms and conditions of the proposed business combination shall be mailed to all stockholders at least 30 days prior to the Consummation Date. This provision is intended to ensure that the stockholders are fully informed of the terms and conditions of the proposed business combination, even if the interested stockholder is not otherwise legally required to disclose such information to stockholders.

        If the form of consideration, minimum price and procedural requirements are not met with respect to each class of voting stock, then the affirmative vote of 80% of the voting shares will be required to approve the business combination, unless the transaction is approved by affirmative vote of a majority of the continuing directors.

        Description of the Optional Fair Price Redemption Provision. If and when an interested stockholder becomes the owner of more than 50% of the Company's outstanding voting shares, pursuant to a tender or exchange offer or other transaction not involving the direct issuance of voting shares by the Company, the Optional Fair Price Redemption Provision provides that the remaining stockholders (other than the interested stockholder and any affiliate or associate thereof) shall have the option to have the Company redeem their shares. However, the option shall not apply,

        o       if  within  10 days  following  commencement  of such  tender or
                exchange   offer,  a  majority  of  the   continuing   directors
                recommends that the Company's stockholders accept the offer; or

        o if within 30 days of notice to the Company deemed credible by the continuing directors that any interested stockholder has so acquired more than 50% of the Company's outstanding voting shares, the continuing directors determine the redemption would not be in the Company's best interests.

The redemption may also be proportionately reduced as to the remaining stockholders, if the continuing directors determine the redemption would otherwise fail to meet the financial requirements of the Delaware General Business Corporation Law (generally that thereafter the Company be able to pay its debts in the ordinary course of business).

        If the redemption option becomes applicable, for 30 days following mailing of notice of the option to such remaining stockholders (given within 60 days after the Company receives such credible notice that an interested stockholder has acquired more than 50% of the Company's outstanding voting shares), each stockholder will have the option to have any or all of such holders' voting shares redeemed by the Company for cash consideration equal to the greatest of the following amounts:

                (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid plus 30% by the interested stockholder or by any affiliate or associate thereof for any shares of such voting stock acquired within the two year period immediately prior to the tender or exchange offer by or on behalf of the interested stockholder or in the tender or exchange offer or other transaction in which the interested stockholder became the owner of more than 50% of the Company's outstanding voting shares;

                (ii) the fair market value per share of such class of voting stock (as defined under Business Combination Fair Price provision above) immediately prior to commencement of the tender or exchange offer or on the date the interested stockholder became the owner of more than 50% of the Company's voting shares; or

                (iii) the amount equal to 10 times the net pre-tax income per share, determined in accordance with generally accepted accounting principles, of such voting stock for the Company's last four fiscal quarters ended at least 30 days prior to the commencement of the tender or exchange offer;

         [also, as proposed in this Proxy Statement, the two additional, alternative pricing methods would be:]

                (iv) the amount equal to two and one-half times the gross revenue per share, determined in accordance with generally accepted accounting principles, for the last four fiscal quarters ended at least 30 days prior to the commencement of the tender or exchange offer; or

                (v) the amount equal to seven times the EBITDA (earnings before interest, income taxes, depreciation and amortization) per share, determined in accordance with generally accepted accounting principles, for the last four fiscal quarters ended at least 30 days prior to the commence ment of the tender or exchange offer.

        In the case of voting stock other than common stock, the consideration must be at least equal to the higher of (i) the highest per share price determined with respect to such class in the same manner described above for common stock plus 30%, or (ii) the highest preferential amount per share, if any, to which the holders of such class would be entitled as of the commencement of the tender or exchange offer in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

        Subject to deposit of their stock certificates with the Company's redemption agent within such 30 day redemption option period, the redemption will be affected at the end of such period, in accordance with any applicable proration procedures, by payment of the redemption price in cash to the remaining stockholders tendering their shares.

        Determinations by the Continuing Directors. The proposed Business Combination Fair Price and Optional Fair Price Redemption Provisions each provide that the continuing directors will make all determinations necessary for operation of the Fair Price Provisions by affirmative vote of a majority of all continuing directors. Such determinations will include whether a person has become an interested stockholder and whether the form of consideration, minimum price and procedural requirements have been met. When evaluating any business combination or other offer by or on behalf of an interested stockholder, in determining what is in the best interests of the Company and its stockholders, the Board of Directors (including the continuing directors) may give due consideration to (i) all relevant factors, including without limitation, the social, legal, environmental and economic effects on the Company's employees, customers, suppliers and other affected persons, as well as such other factors as the directors deem relevant; and (ii) the consideration offered, not only in relation to the then current value of the Company's outstanding stock, but also in relation to the then current value of the Company's business in a freely negotiated transaction and in relation to the Board's estimate of the Company's future value as an independent going concern.

        Vote Required to Amend or Repeal. The Business Combination Fair Price and Optional Fair Price Redemption Provisions each requires the affirmative vote of 80% of the Company's outstanding voting shares in order to amend, alter or repeal, or adopt any provision inconsistent with, each such provision.

        Purposes and Effects of the Fair Price Provisions. It is a relatively common practice in corporate changes of control for an offeror to acquire a controlling equity interest in a company by paying cash in a first-step offer and, thereafter, to acquire the remaining equity interest in the company in a second-step merger. The offeror could either (i) pay for the balance of the stock at a price per share which is lower than the price paid to acquire control or (ii) pay for the stock with less desirable consideration (e.g., securities rather than cash), or both. The terms of the second-step offer effectively are determined unilaterally by the offeror.

        The Company's Board of Directors believes that such two-tier pricing approaches are fundamentally unfair, because they tend to cause concern on the part of stockholders that if they do not act promptly to take advantage of the initial offer they could be relegated to the status of minority stockholders in a controlled company or be forced to accept a lower price or less favorable consideration for their shares in a second-step merger or similar transaction. The Board believes that the Fair Price Provisions discourage an interested stockholder from utilizing two-tier pricing and similar tactics in an attempted change of control, and will help assure that all the Company's stockholders are treated similarly if certain types of business combinations are effected.

        The Fair Price Provisions are designed primarily to protect the stockholders who have not tendered or otherwise sold their shares to an offeror who is attempting to acquire control of the Company, and to ensure that the offeror treats such stockholders fairly, by requiring as a condition to avoiding the 80% stockholder approval requirement that the offeror pay such stockholders at least substantially the same price in either cash or the same form of consideration as it paid to stockholders in the first-step transaction.

        The Business Combination Fair Price Provision alone, however, will not ensure that stockholders will receive substantially the same price in those instances where no second-step business combination is proposed by the interested stockholder, or where the interested stockholder acquires 50% or more of the voting shares. In those instances, the Optional Fair Price Redemption Provision is designed to ensure that the Company pay the remaining stockholders substantially the same price offered by the interested stockholder in the first-step transaction, unless by affirmative majority vote the continuing directors determine such redemption would not be in the Company's best interests. However, in those other situations where a majority of the continuing directors approve the second-step business combination or the first-step offer and any stockholder approval required by Delaware law is obtained, the Fair Price Provisions will not ensure that the remaining stockholders will receive substantially the same price as that offered by the interested stockholder in the first-step transaction.

        In many situations, the Fair Price Provisions will require an interested stockholder to pay the Company's stockholders in the second-step merger or other business combination a higher price for their shares or structure the transaction differently than would be the case absent the Fair Price Provisions. Accordingly, the Board of Directors believes that, to the extent a business combination is involved as part of a plan to acquire control of the Company, adoption of the Fair Price Provisions will increase the likelihood that an interested stockholder will negotiate in advance directly with the Company, strengthen the hand of the Board in its negotiations with the offeror for the benefit of all stockholders and assist the stockholders in receiving a relatively higher price for their shares. The Board also believes that the Fair Price Provisions will tend to discourage offers whose objective is to seek control of the Company at a less than fair price.

        In addition, while federal securities laws and regulations govern the disclosures that must be made to minority stockholders in order to consummate a business combination, they do not assure that the terms of a business combination will be fair to the stockholders from a financial perspective. Although the Delaware General Corporation Law provides stockholders with the statutory right to dissent to certain corporate transactions, to have their shares appraised and to receive the "fair value" of their shares in cash, the statutory appraisal process may involve significant expense and protracted litigation. The appraisal procedure may not be a useful alternative because Delaware law may not recognize the impact of an interested stockholder's controlling stock ownership on the market value of the shares in the hands of the public or take into account any appreciation in the stock price due to anticipation of a business combination. Further, under Delaware law, in the case of many business combinations, including certain reclassifications or recapitalizations of the outstanding shares of a corporation's stock where the stock is publicly traded, the statutory right of dissent is not available at all.

        The Fair Price Provisions are intended to meet, at least in part, these gaps in federal and state law, as well as to prevent certain of the potential inequities of business combinations which involve two or more steps, by requiring the interested stockholder either to obtain the approval of the holders of at least 80% of the Company's voting shares or to meet the form of consideration, minimum price and procedural requirements, in order to complete a business combination which is not approved by affirmative majority vote of the continuing directors.

        It should be noted that while the Fair Price Provisions are designed to encourage fair treatment of all stockholders in the event of a change of control, the fair price criteria do not guarantee that stockholders will receive a premium price, or even a fair price, for their shares in such a transaction. Accordingly, the Fair Price Provisions do not prohibit opposition by the Board to a change of control proposal which it believes is not in the best interests of the Company and its stockholders, regardless of whether the proposed business combination satisfies the requirements of the Fair Price Provisions.

        The Fair Price Provisions are not designed to prevent or discourage all tender offers for the Company's voting shares. The Fair Price Provisions will not substantially impede an offer for at least 80% of the voting shares in which each stockholder received substantially the same price and form of consideration for each share as each other stockholder and will not impede an offer approved by affirmative majority vote of the continuing directors.

        Because of the higher percentage requirements for stockholder approval of a business combination and the possibility of having to pay a higher price to other stockholders in such a business combination, it may become more costly for a purchaser to acquire control of the Company. Therefore, the Fair Price Provision may decrease the likelihood that a tender offer will be made, a result that may adversely affect those stockholders who would desire to tender their stock.

        In certain cases, the minimum price requirements of the Fair Price Provisions, while providing objective pricing criteria, would not necessarily be indicative of value. In addition, an interested stockholder may by unable to comply with all of the procedural requirements of the Business Combination Fair Price Provision, because of its prior activities, including the purchase of stock in a transaction occurring after the transaction in which the interested stockholder became an interested stockholder. In these circumstances, unless the interested stockholder is willing to purchase 80% of the voting shares as the first step in a business combination (or otherwise is able to meet the 80% voting share approval requirement), the interested stockholder will be forced either to offer terms acceptable to a majority of the continuing directors or to abandon the proposed business combination .

        Another effect of the Fair Price Provisions is to give veto power to the holders of a minority of the voting shares with respect to a business combination which is not approved by affirmative vote of the continuing directors, but which a majority of the Board of Directors and a majority of the stockholders may believe to be desirable and beneficial (although compliance by the interested stockholder with the minimum price, form of consideration and procedural requirements would eliminate any such veto power).

        In addition, since only the continuing directors will have the authority to reduce to a simple majority or eliminate the stockholder vote required for business combinations, the Fair Price Provisions may have the effect of insulating current management of control. Conversely, if an interested stockholder were to have replaced all of the Directors who were in office on the date it became an interested stockholder with nominees of its choice, there would be no continuing directors and, consequently, a business combination consummated subsequent to such replacement would have to meet the 80% voting share approval requirement, or all of the minimum price, form of consideration and procedural requirements, of the Fair Price Provisions. At the present time an interested stockholder could not acquire 80% of the Company's voting shares without acquiring a substantial portion of the common stock owned by the Company's officers and directors.

                                    EXHIBIT B

Note: The following are Articles NINTH and TENTH in the Company's Certificate of Incorporation, with the additional two pricing methods inserted, in italics, in Section C(b)(i) of Article NINTH and in Section E of Article TENTH.

        NINTH: A. In addition to any other affirmative vote required by law or the Certificate of Incorporation and except as otherwise expressly provided in Section C of this Article NINTH any Business Combination (as defined in Section B(c) of Article NINTH hereof) shall require the affirmative vote of the holders of least 80% of the voting power of all of the Voting Shares (as defined in Section B(i) of this Article NINTH hereof) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities association or exchange or otherwise.

         B. The following definitions shall apply with respect to this Article NINTH:

                 (a) "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on May 1, 1994.

                 (b) "Beneficial Owner" and "beneficial ownership" shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on May 1, 1994.

                 (c) "Business Combination" shall mean:

                           (i) any merger or consolidation of the Corporation or
any Subsidiary with (A) an Interested Stockholder or (B) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an affiliate or associate of an Interested Stockholder;

                           (ii) any sale,  lease,  exchange,  mortgage,  pledge,
security agreement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint-venture participation or other arrangement, transfer or other disposition in a transaction or a series of transactions to or with, or proposed by or on behalf of, an Interested Stockholder or an affiliate or associate of an Interested Stockholder, of or involving any assets of the Corporation or any Subsidiary having an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of $2,000,000 or more;

                           (iii)  the  issuance,  transfer  or  exchange  by the
Corporation or any Subsidiary, in one transaction or a series of transactions, of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, (A) an Interested Stockholder, or (B) any other Person (whether or not itself an Interested Stockholder) which is, or after such issuance, transfer or exchange would be, an affiliate or associate or an Interested Stockholder, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Voting Shares or pursuant to any other method affording substantially proportionate treatment to the holders of the Voting Shares.

                           (iv) the  adoption  of any plan or  proposal  for the
liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an affiliate or associate of an Interested Stockholder; or

                           (v) any reclassification of securities (including any
reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly, or indirectly, in one transaction or a series of transactions, of increasing the percentage of the outstanding shares of (A) any class of equity securities of the Corporation or any Subsidiary or (B) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly beneficially owned by an Interested Stockholder and all of its affiliates and associates.

                (d) "Continuing Director" shall mean:

                           (i) any  member  of the  Board  of  Directors  of the
Corporation who (A) is neither the Interested Stockholder involved in the transaction as to which a vote of Continuing Directors is provided under this Certificate of Incorporation nor an affiliate, associate, employee, agent, or nominee of such Interested Stockholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder; and

                           (ii) any successor of a Continuing Director described
in subsection (i) who (A) is not an affiliate or an associate of an Interested Stockholder involved in the transactions as to which a vote of Continuing Directors is provided under this Certificate of Incorporation, or of any of its affiliates other than the Corporation or any Subsidiary, and (B) is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

                (e) "Fair Market Value" shall mean:

                           (i) in the case of stock,  the highest  closing  sale
price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation, as the case may be, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors; and

                           (ii)  in the  case of  property  other  than  cash or
stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors.

                (f) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who or which:

                           (i) is, or was at any time within the two-year period
immediately prior to the date in question, the Beneficial Owner, directly or indirectly, of 5% or more of the then outstanding Voting Shares; or

                           (ii) is an assignee  of, or has  otherwise  succeeded
to, any Voting Shares of which an Interested Stockholder was the Beneficial Owner, directly or indirectly, at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

        For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Shares shall include unissued shares of voting stock of the Corporation of which the Interested Stockholder is the Beneficial Owner, but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

                (g) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 14(d)(2) of the Exchange Act, as in effect on May 1, 1994.

                (h) "Subsidiary" shall mean any company of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such company or (ii) shares having a majority of the voting power represented by all of the outstanding voting stock of such company.

                (i) "Voting Shares" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        C. The provision of Section A hereof shall not be applicable to any particular Business Combination, and such Business Combination shall require only such other vote, if any, of the shareholders of the Corporation as is required by the GCL or this Certificate of Incorporation, if the conditions specified in either of the following paragraphs (a) and (b) are met:

                (a) The Business Combination shall have been approved by the vote of a majority of the Continuing Directors, provided that the Continuing Directors constitute at least three members of the Board of Directors at the time of such approval.

                (b) All of the following conditions shall have been met:

                           (i) with respect to each share of each class of outstanding voting stock of the Corporation (including common stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date"), cash and consideration, in the form specified in Section C(b)(ii) hereof, with an aggregate Fair Market Value as of five days before the Consummation Date at least equal to the highest of the following:

                                     (A) the  highest  per share  price plus 30%
                                     (including brokerage commissions,  transfer
                                     taxes and soliciting dealers' fees) paid by
                                     the  Interested  Stockholder  to which  the
                                     Business  Combination  relates,  or  by  an
                                     affiliate or  associate of such  Interested
                                     Stockholder,  for any  shares of such class
                                     of voting  stock  acquired by it (1) within
                                     the two-year  period  immediately  prior to
                                     the  first  public   announcement   of  the
                                     proposal of the Business  Combination  (the
                                     "Announcement   Date")   or   (2)   in  the
                                     transaction   in  which   such   Interested
                                     Stockholder     became    an     Interested
                                     Stockholder,  or (3) the  highest per share
                                     sales    price     (including     brokerage
                                     commissions, transfer taxes and soliciting dealer's fees) of the voting stock within the two-year period immediately prior to the Announcement Date, whichever is higher;

                                     (B) the Fair Market Value per share of such class of voting stock of the Corporation on the Announcement Date or on the date such Interested Stockholder became an Interested Stockholder, whichever is higher;

                                     (C) the amount equal to the multiple of ten
                                     times the net  pre-tax  income per share of
                                     such voting  stock of the  Corporation  for
                                     the  last  four  fiscal   quarters  of  the
                                     Corporation ended at least 30 days prior to
                                     the   Consummation   Date   determined   in
                                     accordance    with    generally    accepted
                                     accounting principles consistently applied with prior periods by a majority of the Continuing Directors; or

                                     (D) in the case of  securities  other  than
                                     common  stock,  the  highest   preferential
                                     amount  per  share,  if any,  to which  the
                                     holders  of shares of such  class of voting
                                     stock of the Corporation are entitled as of
                                     the  Consummation  Date in the event of any
                                     voluntary   or   involuntary   liquidation,
                                     dissolution    or   winding   up   of   the
                                     Corporation.

                  [Note: The following two sub-sections (E) and (F) are proposed in the Proxy Statement to which this Exhibit B is attached.]

                                     (E) the amount equal to the multiple of two
                                     and  one-half  times the gross  revenue per
                                     share   of  such   voting   stock   of  the
                                     Corporation   for  the  last  four   fiscal
                                     quarters of the Corporation  ended at least
                                     30 days prior to the Consummation Date determined in accordance with generally accepted accounting principles consistently applied with prior periods by a majority of the Continuing Directors; or

                                     (F) the  amount  equal to the  multiple  of
                                     seven  times the  EBITDA  (earnings  before
                                     interest,  income taxes,  depreciation  and
                                     amortization)  per  share  of  such  voting
                                     stock of the  Corporation for the last four
                                     fiscal quarters of the Corporation ended at
                                     least  30 days  prior  to the  Consummation
                                     Date    determined   in   accordance   with
                                     generally accepted accounting principles consistently applied with prior periods by a majority of the Continuing Directors.

                           (ii) The consideration to be received by holders of a particular class of outstanding voting stock of the Corporation (including common stock) as described in Section A hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of voting stock consisted, in whole or in part, of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of voting stock of the Corporation has been made in varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of voting stock previously acquired by the Interested Stockholder.

                           (iii) After such Interested Stockholder has become an Interested Stockholder and through the Consummation Date, unless approved by a majority of the Continuing Directors, there shall have been: (A) no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation, if any; (B) no reduction in the annual rate of dividends paid on the common stock of the Corporation (except as necessary to reflect any subdivision of the common stock); (C) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock; and
                           (D) no increase in the number of shares of voting stock of the Corporation beneficially owned by such Interested Stockholder except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder. The provisions of clauses (A) and (B) of this subsection
                           (iii) shall not apply if the Interested Stockholder or an affiliate or associate of the Interested Stockholder did not vote as a director of the Corporation in a manner consistent with clauses (A) and (B) of this subsection (iii) and the Interested Stockholder, within 10 days after any act or failure to act inconsistent with clauses (A) and (B) of this subsection (iii), notified the Board of Directors of the Corporation in writing that the Interested Stockholder disapproved thereof and requested in good faith that the Board of Directors rectify the act or failure to act.

                           (iv) After such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any affiliate or associate thereof shall have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the
                           Corporation   at   least   30  days   prior   to  the
                           Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or such rules and regulations or any subsequent provisions thereof).

        D. A majority of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article NINTH, including, without limitation, (a) whether a Person is an Interested Stockholder, (b) the number of Voting Shares beneficially owned by any Person or whether a Person is a Beneficial Owner of securities, (c) whether a Person is an affiliate or associate of another, (d) whether the requirements of Section Ninth hereof have been met with respect to any Business Combination and (e) the Fair Market Value of any assets, securities or other property. The determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article NINTH.

        E.      (A) Nothing  contained in this Article  NINTH shall be construed
                to  relieve  an  Interested   Stockholder   from  any  fiduciary
                obligation imposed by law.

                (B) The fact that any Business Combination complies with the provisions of Article NINTH, Section C hereof shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of

                Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

        F. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another Corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (d) have the Corporation enter into any other Business Combination, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its Subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its Subsidiaries, as well as such other factors as the directors deem relevant, and (ii) the consideration being offered, not only in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern. The provisions of this Section F shall also apply to consideration by the Continuing Directors of any of the foregoing.

        G. This Article NINTH may be altered, amended or repealed, and any provision inconsistent herewith may be adopted, only by the affirmative vote of the holders of 80% of the voting power of the Corporation's issued and outstanding Voting Shares, in addition to any other vote required by the GCL or this Certificate of Incorporation.

        TENTH:  A.   Capitalized  terms  used  in  this  Article  TENTH,  unless otherwise defined, shall have the meanings ascribed to them in Article NINTH of this Certificate of Incorporation.

        B. If an Interested Stockholder becomes the Beneficial Owner of more than 50% of the Corporation's then-issued and outstanding Voting Shares, pursuant to a tender or exchange offer and/or other transaction or series of transactions not involving the direct issuance of Voting Shares by the Corporation to the Interested Stockholder or to an affiliate or associate of the Interested Stockholder, the remaining shareholders of the Corporation (i.e., other than the Interested Stockholder and any affiliate or associate of the Interested Stockholder) shall have the option to have the Corporation redeem their shares of the Corporation's voting stock (including common stock) as provided in this Article TENTH. Provided, however, that the redemption option provided by this Article TENTH shall not apply, (i) if within 10 days following the commencement of such tender or exchange offer of any amendment thereto, the Continuing Directors, by majority vote, recommend to the Corporation's stockholders that such tender or exchange offer be accepted; or (ii) if within 30 days following receipt by the Corporation of credible notice that any Interested Stockholder has so become the Beneficial Owner of more than 50% of the Corporation's then issued and outstanding Voting Shares, the Continuing Directors determine the redemption as otherwise provided in this Article TENTH would not be in the best interests of the Corporation.

        C. If the redemption option described in Section B becomes applicable, each holder of shares of the Corporation's voting stock and each holder of options, warrants or other securities of the Corporation convertible into voting stock, other than the Interested Stockholder and the affiliates and associates of the Interested Stockholder, shall have the option (simultaneously with the exercise or conversion in the case of a holder of options, warrants or other convertible securities of the corporation), for 30 days following the mailing of the notice to holders provided for in Section D below, to have any or all of such holders' shares of voting stock redeemed by the Corporation at the price provided in Section E below. Such option shall attach to and be transferable with the Corporation's issued and outstanding shares of voting stock and shall not be personal to the holder thereof.

        D. If the redemption option described in Section B becomes applicable, within 60 days following receipt by the Corporation of the aforesaid credible notice that any Interested Stockholder has become the Beneficial Owner of more than 50% of the Corporation's Voting Shares as provided in Section B, the Corporation shall given written notice to the holders described in Section C, as such holders exist on a record date not more than 10 days before the mailing of such notice, advising them of the option to have their shares of the Corporation's voting stock redeemed, the redemption price therefor determined pursuant to Section E and the procedures for such redemption including any applicable proration provisions. Such notice shall be by first class mail, postage prepaid, to the addresses of such holders last shown on the Corporation's records. If the Corporation fails to give notice, any holder may serve written demand upon the Corporation to do so. If within 15 days of receipt of written demand, the Corporation fails to give the required notice, such holder at the expense and on behalf of the Corporation, may take reasonable action to give or cause such notice to be given and for such purposes shall be given reasonable access to the Corporation's records.

        E.  The   redemption   price  for  each  share  of  each  class  of  the
Corporation's voting stock redeemed pursuant to this Article TENTH shall be the greatest of the following amounts:

                (i) the highest per share price plus 30% (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or by any affiliate or associate of the Interested Stockholder for any shares of such class of voting stock acquired by it (A) within the two-year period immediately prior to the commencement of the tender or exchange offer described in Section B or (B) in the tender or exchange offer or other transaction or series of transactions in which such Interested Stockholder became the Beneficial Owner of more than 50% of the Corporation's then issued and outstanding Voting Shares;

                (ii) the Fair Market Value per share of such class of voting stock of the Corporation immediately prior to the commencement of the tender or exchange offer described in Section B or on the date such Interested Stockholder became the Beneficial Owner of more than 50% of the Corporation's then issued and outstanding Voting Shares, whichever is higher;

                (iii) the amount equal to the multiple of ten times the net pre-tax income per share of such voting stock of the Corporation for the last four fiscal quarters of the Corporation ended at least 30 days prior to the commencement of the tender or exchange offer described in Section B, determined in accordance with generally accepted accounting principles consistently applied with prior periods by a majority of the Continuing Directors;

                (iv) in the case of securities other than common stock, the highest preferential amount per share, if any, to which the holders of such class of voting stock of the Corporation are entitled as of the commencement of the tender or exchange offer described in Section B in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

         [Note: The following two sub-sections (v) and (vi) are proposed in the Proxy Statement to which this Exhibit B is attached.]

                (v) the amount equal to the multiple of two and one-half times the gross revenue per share of such voting stock of the Corporation for the last four fiscal quarters of the

                Corporation ended at least 30 days prior to the commencement of the tender or exchange offer described in Section B, determined in accordance with generally accepted accounting principles consistently applied with prior periods by a majority of the Continuing Directors; or

                (vi) the amount equal to the multiple of seven times the EBITDA (earnings before interest, income taxes, depreciation and amortization) per share of such voting stock of the Corporation for the last four fiscal quarters of the Corporation ended at least 30 days prior to the commencement of the tender or exchange offer described in Section B, determined in accordance with generally accepted accounting principles consistently applied with prior periods by a majority of the Continuing Directors.

        F. If shares of the Corporation's voting stock become subject to redemption in accordance with this Article TENTH, the Continuing Directors shall designate a redemption agent, which shall be a national bank or trust company having combined capital and surplus of at least $25,000,000 and corporate trust powers. For 30 days following the mailing of the notice to holders referred to in Section D, such holders or their respective transferees may deposit with the redemption agent for redemption of their certificates representing all or less than all shares of the Corporation's voting stock held of record by them. Redemption shall be deemed effected in accordance with any applicable proration procedures at the close of business on the last day of such redemption option period with respect to the shares represented by all certificates theretofore deposited in proper form for redemption with the redemption agent. The Corporation shall promptly from time to time deposit in trust with the redemption agent cash in the amount equal to the redemption price of all the shares of the Corporation's voting stock so deposited for redemption, subject to reduction to the extent that proration is applicable. As soon as practicable following the last day of such redemption option period, the redemption agent shall issue and mail its checks payable to the order of the former holders entitled to receive the redemption price for each share of the Corporation's voting stock so redeemed. Fractional shares shall not be redeemed. In the event of proration, the Corporation shall promptly cause certificates for each holder's deposited shares of the Corporation's voting stock not so redeemed to be reissued and mailed to such holder.

        G. The powers and duties of the Continuing Directors and of the Board of Directors pursuant to Sections D and F of Article NINTH of this Certificate of Incorporation shall be equally applicable to the determinations and evaluations by the Continuing Directors or by the Board of Directors or any member thereof with respect to any tender or exchange offer or other transaction by an Interested Stockholder, and to the best interests of the Corporation with respect to the redemption option or other matter provided by this Article TENTH. For purposes of such application any reference or implied reference in Sections D or F to Article NINTH shall rather be understood to mean and refer to this Article TENTH. The fact that any tender or exchange offer by an Interested Stockholder shall be for any or all shares of the Corporation's voting stock, or at a price equal to or above the redemption price which may thereafter become applicable pursuant to Section E hereof, shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to recommend acceptance of such tender or exchange offer to the stockholders of the Corporation, nor shall the public announcement or making of such tender or exchange offer limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such tender or exchange offer or the redemption option. Nothing contained in this Article TENTH shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

        H. This Article TENTH may be altered, amended or replaced, and any provision inconsistent therewith may be adopted, only by the affirmative note of the holders of 80% of the voting power of the Corporation's issued and outstanding Voting Shares, in addition to any other vote required by the GCL or this Certificate of Incorporation.

PROXY                           PROXY
                              CENTURY CASINOS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders, to be held on Tuesday, December 14, 1999, at Womacks/Legends Casino, 200-220 East Bennett Avenue, Cripple Creek, Colorado, at 8:00 a.m. Mountain Standard Time, and hereby appoints Erwin Haitzmann or Peter Hoetzinger, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

To elect two Class II directors to the Board of Directors:

         Peter Hoetzinger        For____    Against____   Abstain____
         James D. Forbes         For____    Against____   Abstain____

(2) A proposal to permit the Board, at its election, to effect a reverse stock split of the Company's common stock on a ratio not to exceed one for 20.

                                 For____    Against____   Abstain____

(3) A proposal to increase shares reserved for issuance under the Employees' Equity Incentive Plan from 3,500,000 to 4,500,000.

                                 For____    Against____   Abstain____

(4) A proposal to amend Articles Ninth and Tenth of the Certificate of Incorporation of the Company to add two additional fair price provisions which, in certain circumstances, may require payment of a higher price to stockholders of the Company.

                                 For____    Against____   Abstain____

(5) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)

       ---------------------- Change to other side -----------------------

(Continued from other side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4.


SPACE FOR ADDRESS


                                    Dated     this      _____________day      of
                                    _____________________,     1999
                                    Signature    ___________________
                                    Signature ___________________

                                    Please sign your name  exactly as it appears
                                    on your  stock  certificate.  If shares  are
                                    held  jointly,   each  holder  should  sign.
                                    Executors, trustees, and other fiduciaries should so indicate when signing.


                                    Please  sign,  date and  return  this  proxy
                                    Immediately.

                                    Note:  Securities  dealers  please state the
                                    number  of  Shares   voted  by  this   proxy
                                    ____________.